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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                       AFFILIATED COMPUTER SERVICES, INC.


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Subsidiary                                                              State of Incorporation
----------                                                              ----------------------
2828 N. Haskell, Inc.                                                             Texas
ACS Claims Services, Inc.                                                         Texas
ACS Government Services, Inc.                                                     Texas
ACS Healthcare Services, Inc.                                                     California
ACS National Systems, Inc.                                                        Delaware
ACS Government Solutions Group, Inc.                                              Maryland
     Analytical Systems Engineering, Inc.                                         Massachusetts
       ASEC International Inc.                                                    Delaware
       ASEC Limited, Inc.                                                         Delaware
          Harbor Point Apartments, L.P.                                           Massachusetts
       ASEC Security International                                                Delaware
       ASEC Systems, Inc.                                                         Delaware
     Betac International Corporation                                              Delaware
       Betac Corporation                                                          Virginia
       Betac Technologies, LTD                                                    Delaware
       Technology Recognition Systems, Inc.                                       Delaware
       Public Systems Corporation                                                 Massachusetts
     CDSI Argentina S.A.                                                          Argentina
     CDSI Education Services, Inc.                                                Maryland
        Guarantec, LLP                                                            Florida
     CDSI International, Inc.                                                     Maryland
     CDSI Mortgage Services, Inc.                                                 Delaware
     CDSI Solutions, Inc.                                                         Maryland
     Computer Data Systems Sales, Inc.                                            Maryland
        M-GA Fields Road Ltd. Partnership                                         Maryland
ACS Integrated Document Solutions, Inc.                                           Louisiana
     Intellifile, Inc.                                                            Nevada
ACS Retail Services, Inc.                                                         Texas
ACS TradeOne Marketing, Inc.                                                      Delaware
First City Transfer Services, L.P.                                                Delaware
ACS Communications Industry Services, Inc.                                        Illinois
ACS Outsourcing Solutions, Inc.                                                   Michigan
     Genix CSI, Inc.                                                              Delaware
     Affiliated Computer Services, Ltd.                                           United Kingdom
Intelligent Solutions, Inc.                                                       Virginia
The LAN Company, Inc.                                                             Pennsylvania
Medianet, Inc.                                                                    Delaware
Micah TechnologyServices,Inc.                                                     Texas
ACS Shared Services, Inc.                                                         Texas
ACS Technology Solutions, Inc.                                                    Texas
     Artisys Corporation                                                          Georgia
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
     Cara Holdings, Inc.                                                          Delaware
        Cara Corporation                                                          Illinois
     Wesson Taylor Wells & Associates, Inc.                                       North Carolina
TransFirst, Inc.                                                                  Texas
ACS Business Process Solutions, Inc.                                              Nevada
     ACS Data Entry                                                               Delaware
     ACS Business Process Solutions de Mexico                                     Mexico
     ACS Business Process Solutions Guatemala                                     Guatemala
     ACS Business Process Solutions S.L.                                          Spain
ACS Merchant Services, Inc.                                                       Delaware
Integrated Delivery Technologies, Inc.                                            New York
South Wildewood Partners, L.P.                                                    Maryland
Harbor Points Apartments, LP                                                      Massachusetts
Saudi American Systems Engineering Company L.P.                                   Saudi Arabia
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